INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CNB Bancshares, Inc.:

We consent to the incorporation by reference in registration statement No. 333-14413 on Form S-3 and in the below scheduled Form S-8 registration statements of our report dated June 1, 1998 on the supplemental consolidated financial statements of CNB Bancshares, Inc. and subsidiaries incorporated by reference on Form 8-K.

                                                     COMMISSION
                                                        FILE
                                                       NUMBER
Indiana Bancshares, Inc. 1990 Stock
  Option Plan                                        33-47898

CNB Bancshares, Inc. 1992 Incentive Stock
  Option Plan                                        33-45929

Citizens Incentive Savings Plan                      33-41514

King City Federal Savings Bank 1986 Stock
  Option and Incentive Plan                          33-89658

King City Federal Savings Bank 1993 Stock
  Option and Incentive Plan                          33-89722

UF Bancorp, Inc. 1991 Stock Option and Incentive
  Plan                                               33-61685

CNB Bancshares, Inc. 1995 Stock Incentive Plan       33-60431

CNB Bancshares, Inc. Associate Stock Option
  Plan                                              333-38907

Indiana Federal Corporation 1986 Stock Option
  and Incentive Plan                                333-46837


                                    /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
June 3, 1998